UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01. OTHER EVENTS.

     Hillenbrand Industries, Inc. previously reported in Forms 8-K, the completion of its sales of Forethought Financial Services, Inc. and its subsidiaries, and of the infant care and piped-medical gas businesses of Hill-Rom Company, a subsidiary of Hillenbrand.

     The Company has prepared historical statements of income for the five-year period from 1999 — 2003, which exclude the results of the disposed businesses from the results of continuing operations. This filing presents financial information for the consolidated entity in a manner that will be comparable to the future results of continuing operations, without the effects of the disposed businesses. Shared service costs, which had been allocated to these entities but were retained by Hillenbrand upon divestiture, were included in continuing operations. The costs incurred by Hillenbrand related to the divestitures have been included as a component of discontinued operations. These statements of income are filed as Exhibit 99 to this Current Report on Form 8-K and should be read in conjunction with the Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The contents of such Exhibit are incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

99	Unaudited statements of income for the fiscal years ended November 27, 1999, December 2, 2000, and December 1, 2001, the twelve months ended September 30, 2001, the ten and twelve months ended September 30, 2002 and the fiscal year ended September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: October 7, 2004	BY:	/S/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer
DATE: October 7, 2004	BY:	/S/ Gregory N. Miller Gregory N. Miller Vice President — Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Unaudited statements of income for the fiscal years ended November 27, 1999, December 2, 2000, and December 1, 2001, the twelve months ended September 30, 2001, the ten and twelve months ended September 30, 2002 and the fiscal year ended September 30, 2003.

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